Exhibit 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT

INSIGHT ENTERPRISES, INC. REPORTS SECOND QUARTER 2016 RESULTS

TEMPE, AZ – August 3, 2016 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported results of operations for the quarter ended June 30, 2016.

In the second quarter of 2016, consolidated net sales were $1.46 billion, up 2% year over year. This improvement was primarily driven by an increase in net sales reported in the Company’s North America operating segment, which generated more than $1 billion of net sales during the second quarter.

Consolidated gross profit was $209.2 million in the second quarter of 2016, up 9% year over year. This increase reflects gross margin expansion in all three of the Company’s operating segments.

Consolidated earnings from operations increased 35% year over year to $58.1 million and diluted earnings per share increased to $0.96 compared to $0.67 reported in the second quarter of 2015. Adjusted diluted earnings per share was $0.97 in the second quarter of 2016 compared to $0.68 reported in the second quarter of last year.*

“In the second quarter, I am pleased to report that our global team came together exceptionally well to deliver on our financial objectives. Each of our operating segments drove high single digit or better gross profit growth year over year in constant currency while continuing to control discretionary expenses, which led to strong earnings growth for the quarter,” stated Ken Lamneck, President and Chief Executive Officer. “As we enter the second half of 2016, we believe we are well positioned to continue to win in the marketplace and deliver on our commitments to our clients, teammates and shareholders,” added Lamneck.

KEY HIGHLIGHTS

•	Consolidated net sales of $1.46 billion for the second quarter of 2016 increased 2% compared to the second quarter of 2015.

•	Net sales in North America of $1.04 billion were up 6% year over year;

•	Net sales in EMEA of $361.7 million decreased 5% year to year; and

•	Net sales in APAC of $58.3 million decreased 10% year to year.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q2 2016 Results, Page 2	August 3, 2016

•	Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales increased 3% year over year, and net sales in North America were up 6% year over year, while net sales in EMEA and APAC decreased 2% and 7%, respectively, year to year.

•	Consolidated gross profit of $209.2 million increased 9% compared to the second quarter of 2015, with consolidated gross margin increasing approximately 100 basis points to 14.4% of net sales.

•	Gross profit in North America of $143.4 million (13.8% gross margin) increased 12% year over year;

•	Gross profit in EMEA of $55.1 million (15.2% gross margin) increased 4% year over year; and

•	Gross profit in APAC of $10.8 million (18.5% gross margin) increased 4% year over year.

•	Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit increased 11% year over year, and gross profit in North America, EMEA and APAC increased 12%, 8% and 7%, respectively, year over year.

•	Consolidated earnings from operations increased 35% compared to the second quarter of 2015 to $58.1 million, or 4.0% of net sales.

•	Earnings from operations in North America increased 42% year over year to $41.5 million, or 4.0% of net sales;

•	Earnings from operations in EMEA increased 22% year over year to $11.7 million, or 3.2% of net sales; and

•	Earnings from operations in APAC increased 19% year over year to $4.9 million, or 8.5% of net sales.

•	Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations increased 37% year over year, and earnings from operations in North America, EMEA and APAC increased 42%, 29% and 21%, respectively, year over year.

•	Adjusted consolidated earnings from operations increased 35% year over year to $58.7 million, or 4.0% of net sales for the second quarter of 2016.*

•	Consolidated net earnings and diluted earnings per share for the second quarter of 2016 were $35.1 million and $0.96, respectively, at an effective tax rate of 37.5%.

•	Adjusted consolidated net earnings and Adjusted diluted earnings per share were $35.5 million and $0.97, respectively, for the second quarter of 2016.*

•	The Company repurchased approximately 1.3 million shares of its common stock at a total cost of approximately $35.0 million during the second quarter of 2016.

•	On June 23, 2016, the Company entered into amendments to its senior revolving credit facility and its accounts receivable securitization financing facility that increased the combined maximum borrowing capacity available to the Company by $50 million and extended the maturity dates of the agreements to 2021 and 2019, respectively. In addition, the Company entered into an amendment to its inventory financing facility that increased the maximum capacity available to the Company under the facility by $75 million and extended the maturity date to 2021.

* In this press release, the Company refers to financial measures that are not prepared in accordance with United States generally accepted accounting principles (“GAAP”) in discussing financial results for the three and six months ended June 30, 2016 and 2015. When referring to non-GAAP measures, the

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q2 2016 Results, Page 3	August 3, 2016

Company refers to such measures as “Adjusted.” Adjusted measures exclude the gain recorded in the second quarter of 2016 on an asset held for sale and severance and restructuring expenses recorded in all periods. A tabular reconciliation of financial measures prepared in accordance with GAAP to non-GAAP financial measures is included at the end of this press release.

The Company refers to changes in net sales, gross profit and earnings from operations on a consolidated basis and in North America, EMEA and APAC excluding the effects of fluctuating foreign currency exchange rates. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period.

The tax effect of Adjusted amounts referenced herein were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded, adjusted for the effects of valuation allowances on net operating losses in certain jurisdictions.

GUIDANCE

Given the Company’s first half 2016 financial performance, the Company is maintaining its outlook that net sales in 2016 are expected to grow in the low single digit range year over year, and the Company is increasing its GAAP diluted earnings per share outlook for the full year 2016 to a range of $2.33 to $2.43. Excluding the gain recorded in the second quarter of 2016 on an asset held for sale and severance and restructuring expenses recorded during the six months ended June 30, 2016, Adjusted diluted earnings per share for the full year 2016 is expected to be between $2.37 and $2.47.*

This outlook reflects:

•	an effective tax rate of approximately 37% - 38%; and

•	capital expenditures of $10 to $15 million for the full year.

The per share effects of the items excluded from Adjusted diluted earnings per share are included in the tabular reconciliation of financial measures prepared in accordance with GAAP to non-GAAP financial measures at the end of this press release.

CONFERENCE CALL AND WEBCAST

The Company will host a conference call and live webcast today at 5:00 p.m. ET to discuss second quarter 2016 results of operations. A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at http://nsit.client.shareholder.com/events.cfm, and a replay of the web cast will be available on the Company’s web site for a limited time following the call. To listen to the live web cast by telephone, call 1-877-402-8904 if located in the U.S., 678-809-1029 for international callers, and enter the access code 54135793.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q2 2016 Results, Page 4	August 3, 2016

USE OF NON-GAAP FINANCIAL MEASURES

The non-GAAP financial measures (referred to as Adjusted consolidated earnings from operations, Adjusted consolidated net earnings and Adjusted diluted earnings per share) exclude severance and restructuring expenses and a gain on the sale of real estate for which a non-cash impairment charge was previously reported as well as the tax effect of these items. The Company excludes these items when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments. These non-GAAP measures are used to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors. The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q2 2016 Results, Page 5	August 3, 2016

FINANCIAL SUMMARY TABLE

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	change		2016	2015	change
Insight Enterprises, Inc.
Net sales	$1,456,234	$1,424,031	2%		$2,625,216	$2,643,710		(1%)
Gross profit	$209,217	$191,415	9%		$370,325	$353,228		5%
Gross margin	14.4%	13.4%	100	bps	14.1%	13.4%	70	bps
Selling and administrative expenses	$150,186	$148,004	1%		$296,305	$288,800		3%
Severance and restructuring expenses	$909	$372	144%		$2,265	$1,095		107%
Earnings from operations	$58,122	$43,039	35%		$71,755	$63,333		13%
Net earnings	$35,067	$25,499	38%		$41,955	$36,450		15%
Diluted earnings per share	$0.96	$0.67	43%		$1.13	$0.93		22%
North America
Net sales	$1,036,254	$978,650	6%		$1,863,142	$1,801,359		3%
Gross profit	$143,368	$128,216	12%		$255,111	$239,732		6%
Gross margin	13.8%	13.1%	70	bps	13.7%	13.3%	40	bps
Selling and administrative expenses	$101,261	$99,033	2%		$201,302	$191,435		5%
Severance and restructuring expenses	$591	$(150)		**	$1,808	$255		609%
Earnings from operations	$41,516	$29,333	42%		$52,001	$48,042		8%
EMEA
Net sales	$361,708	$380,626	(5%)		$665,068	$735,468		(10%)
Gross profit	$55,076	$52,815	4%		$98,502	$97,626		1%
Gross margin	15.2%	13.9%	130	bps	14.8%	13.3%	150	bps
Selling and administrative expenses	$43,091	$42,754	1%		$83,770	$85,511		(2%)
Severance and restructuring expenses	$318	$522	(39%)		$342	$840		(59%)
Earnings from operations	$11,667	$9,539	22%		$14,390	$11,275		28%
APAC
Net sales	$58,272	$64,755	(10%)		$97,006	$106,883		(9%)
Gross profit	$10,773	$10,384	4%		$16,712	$15,870		5%
Gross margin	18.5%	16.0%	250	bps	17.2%	14.8%	240	bps
Selling and administrative expenses	$5,834	$6,217	(6%)		$11,233	$11,854		(5%)
Severance and restructuring expenses	$—	$—		**	$115	$—		**
Earnings from operations	$4,939	$4,167	19%		$5,364	$4,016		34%

	North America			EMEA			APAC
	Three Months Ended June 30,			Three Months Ended June 30,			Three Months Ended June 30,
Sales Mix	2016	2015	% change*	2016	2015	% change*	2016	2015	% change*
Hardware	61%	60%	8%	31%	32%	(8%)	9%	5%	49%
Software	32%	33%	2%	66%	66%	(5%)	87%	92%	(15%)
Services	7%	7%	11%	3%	2%	34%	4%	3%	21%

	100%	100%	6%	100%	100%	(5%)	100%	100%	(10%)

*	Represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of foreign currency movements.
**	Percentage change not considered meaningful.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q2 2016 Results, Page 6	August 3, 2016

FORWARD-LOOKING INFORMATION

Certain statements in this release and the related conference call and webcast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including the Company’s expected 2016 financial results, including top-line growth rates and diluted earnings per share, and the assumptions relating thereto, including the Company’s effective tax rate and capital expenditures, and the Company’s position in the IT industry, ability to deliver on its commitments and trends and opportunities relating thereto, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015:

•	actions of the Company’s competitors, including manufacturers and publishers of products the Company sells;

•	the Company’s reliance on partners for product availability, competitive products to sell and related marketing funds and purchasing incentives;

•	changes in the IT industry and/or rapid changes in technology;

•	possible significant fluctuations in the Company’s future operating results;

•	general economic conditions;

•	the risks associated with the Company’s international operations;

•	the security of the Company’s electronic and other confidential information;

•	disruptions in the Company’s IT systems and voice and data networks;

•	failure to comply with the terms and conditions of the Company’s commercial and public sector contracts;

•	the Company’s reliance on commercial delivery services;

•	the Company’s dependence on certain personnel;

•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations; and

•	intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company assumes no obligation to update, and, except as may be required by law, does not intend to update, any forward-looking statements. The Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACTS:	GLYNIS BRYAN	HELEN JOHNSON
	CHIEF FINANCIAL OFFICER	SENIOR VP, FINANCE
	TEL. 480.333.3390	TEL. 480.333.3234
	EMAIL glynis.bryan@insight.com	EMAIL helen.johnson@insight.com

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q2 2016 Results, Page 7	August 3, 2016

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net sales	$1,456,234	$1,424,031	$2,625,216	$2,643,710
Costs of goods sold	1,247,017	1,232,616	2,254,891	2,290,482

Gross profit	209,217	191,415	370,325	353,228
Operating expenses:
Selling and administrative expenses	150,186	148,004	296,305	288,800
Severance and restructuring expenses	909	372	2,265	1,095

Earnings from operations	58,122	43,039	71,755	63,333
Non-operating (income) expense:
Interest income	(216)	(192)	(466)	(346)
Interest expense	1,992	1,718	3,840	3,456
Net foreign currency exchange (gain) loss	(153)	20	463	633
Other expense, net	359	281	627	612

Earnings before income taxes	56,140	41,212	67,291	58,978
Income tax expense	21,073	15,713	25,336	22,528

Net earnings	$35,067	$25,499	$41,955	$36,450

Net earnings per share:
Basic	$0.96	$0.67	$1.14	$0.94

Diluted	$0.96	$0.67	$1.13	$0.93

Shares used in per share calculations:
Basic	36,380	38,067	36,728	38,870

Diluted	36,612	38,326	36,999	39,160

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q2 2016 Results, Page 8	August 3, 2016

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$175,145	$187,978
Accounts receivable, net	1,476,184	1,315,094
Inventories	145,929	119,820
Inventories not available for sale	51,613	51,756
Other current assets	89,323	77,011

Total current assets	1,938,194	1,751,659
Property and equipment, net	80,737	88,281
Goodwill	55,688	56,195
Intangible assets, net	20,507	26,983
Deferred income taxes	61,213	62,986
Other assets	30,201	27,913

	$2,186,540	$2,014,017

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$1,030,869	$905,464
Accounts payable – inventory financing facility	155,683	106,327
Accrued expenses and other current liabilities	148,671	144,633
Current portion of long-term debt	1,288	1,535
Deferred revenue	50,179	50,166

Total current liabilities	1,386,690	1,208,125
Long-term debt	86,045	89,000
Deferred income taxes	155	239
Other liabilities	32,900	30,911

	1,505,790	1,328,275

Stockholders’ equity:
Preferred stock	—	—
Common stock	355	371
Additional paid-in capital	304,455	316,686
Retained earnings	417,814	408,721
Accumulated other comprehensive loss – foreign currency translation adjustments	(41,874)	(40,036)

Total stockholders’ equity	680,750	685,742

	$2,186,540	$2,014,017

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q2 2016 Results, Page 9	August 3, 2016

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net earnings	$41,955	$36,450
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Depreciation and amortization	20,462	19,001
Provision for losses on accounts receivable	1,255	1,962
Write-downs of inventories	1,164	1,473
Non-cash stock-based compensation	5,283	4,627
Excess tax benefit from employee gains on stock-based compensation	(286)	(543)
Deferred income taxes	1,662	94
Gain on sale of real estate	(338)	—
Changes in assets and liabilities:
Increase in accounts receivable	(178,019)	(167,600)
Increase in inventories	(28,604)	(48,376)
Increase in other assets	(12,563)	(11,542)
Increase in accounts payable	131,886	263,120
Increase (decrease) in deferred revenue	1,208	(438)
Increase (decrease) in accrued expenses and other liabilities	10,027	(1,904)

Net cash (used in) provided by operating activities	(4,908)	96,324

Cash flows from investing activities:
Purchases of property and equipment	(4,974)	(6,552)
Proceeds from sale of real estate, net	1,378	—
Acquisition of BlueMetal, net of cash acquired	507	—

Net cash used in investing activities	(3,089)	(6,552)

Cash flows from financing activities:
Borrowings on senior revolving credit facility	261,920	243,910
Repayments on senior revolving credit facility	(261,920)	(227,410)
Borrowings on accounts receivable securitization financing facility	962,000	781,100
Repayments on accounts receivable securitization financing facility	(966,000)	(808,100)
Repayments under other financing agreements	(632)	—
Payments on capital lease obligations	(100)	(110)
Net borrowings under inventory financing facility	49,356	28,171
Payment of deferred financing fees	(2,819)	—
Excess tax benefit from employee gains on stock-based compensation	286	543
Payment of payroll taxes on stock-based compensation through shares withheld	(2,126)	(2,117)
Repurchases of common stock	(48,467)	(85,951)

Net cash used in financing activities	(8,502)	(69,964)

Foreign currency exchange effect on cash and cash equivalent balances	3,666	(8,824)

(Decrease) increase in cash and cash equivalents	(12,833)	10,984
Cash and cash equivalents at beginning of period	187,978	164,524

Cash and cash equivalents at end of period	$175,145	$175,508

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q2 2016 Results, Page 10	August 3, 2016

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Consolidated Earnings from Operations:
GAAP	$58,122	$43,039	$71,755	$63,333
Severance and restructuring expenses	909	372	2,265	1,095
Gain on sale of real estate for which a non-cash impairment charge was previously reported	(338)	—	(338)	—

Non-GAAP	$58,693	$43,411	$73,682	$64,428

Consolidated Net Earnings:
GAAP	$35,067	$25,499	$41,955	$36,450
Severance and restructuring expenses	909	372	2,265	1,095
Gain on sale of real estate for which a non-cash impairment charge was previously reported	(338)	—	(338)	—
Income taxes on non-GAAP adjustments	(135)	36	(637)	(131)

Non-GAAP	$35,503	$25,907	$43,245	$37,414

Consolidated Diluted EPS:
GAAP	$0.96	$0.67	$1.13	$0.93
Severance and restructuring expenses	0.02	0.01	0.06	0.03
Gain on sale of real estate for which a non-cash impairment charge was previously reported	(0.01)	—	(0.01)	—
Income taxes on non-GAAP adjustments	—	0.00	(0.01)	0.00

Non-GAAP	$0.97	$0.68	$1.17	$0.96

North America Earnings from Operations:
GAAP	$41,516	$29,333	$52,001	$48,042
Severance and restructuring expenses	591	(150)	1,808	255
Gain on sale of real estate for which a non-cash impairment charge was previously reported	(338)	—	(338)	—

Non-GAAP	$41,769	$29,183	$53,471	$48,297

EMEA Earnings from Operations:
GAAP	$11,667	$9,539	$14,390	$11,275
Severance and restructuring expenses	318	522	342	840

Non-GAAP	$11,985	$10,061	$14,732	$12,115

APAC Earnings from Operations:
GAAP	$4,939	$4,167	$5,364	$4,016
Severance and restructuring expenses	—	—	115	—

Non-GAAP	$4,939	$4,167	$5,479	$4,016

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958